Exhibit 99.1

EXHIBIT 99.1: JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunder, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

/s/ Vinod Khosla
	Vinod Khosla	Date: November 10, 2014

/s/ Neeru Khosla
	Neerue Khosla	Date: November 10, 2014

KFT TRUST, VINOD KHOSLA, CO-TRUSTEE

By:	/s/ Vinod Khosla
	Vinod Khosla	Date: November 10, 2014
Trustee

VK SERVICES, LLC

By:	/s/ Vinod Khosla
	Vinod Khosla, Manager	Date: November 10, 2014

KHOSLA VENTURES ASSOCIATES II, LLC

By:	/s/ Vinod Khosla
	Vinod Khosla, Managing Member	Date: November 10, 2014

KHOSLA VENTURES ASSOCIATES III, LLC

By:	/s/ Vinod Khosla
	Vinod Khosla, Managing Member	Date: November 10, 2014

KHOSLA VENTURES II, L.P.

By:	Khosla Ventures Associates II, LLC, a
Delaware limited liability company and general partner of Khosla Ventures II, LP

By:	/s/ Vinod Khosla
	Vinod Khosla, Managing Member	Date: November 10, 2014

KHOSLA VENTURES III, L.P.

By:	Khosla Ventures Associates III, LLC, a
Delaware limited liability company and general partner of Khosla Ventures III, LP

By:	/s/ Vinod Khosla
	Vinod Khosla, Managing Member	Date: November 10, 2014

VNK MANAGEMENT, LLC

By:	/s/ Kimberly Totah
Name:	Kimberly Totah	Date: November 10, 2014
Title:	Special Manager